                                                                    Exhibit 99.1


MetLife1Q2006Rls - 04-26-2006-4PM-DRAFT.doc




Contacts:         For Media:        John Calagna
                                    (212) 578-6252

                  For Investors:    Tracey Dedrick
                                    (212) 578-5140


                  METLIFE ANNOUNCES FIRST QUARTER 2006 RESULTS

            -- REPORTS NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF
                       $0.93 PER DILUTED COMMON SHARE --
      -- REPORTS RECORD OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
                      OF $1.33 PER DILUTED COMMON SHARE --
    -- UPDATES FULL YEAR 2006 OPERATING EARNINGS PER COMMON SHARE GUIDANCE --

NEW YORK, April 27, 2006 -- MetLife, Inc. (NYSE: MET) today reported first quarter 2006 net income available to common shareholders of $714 million, or $0.93 per diluted common share, compared with $987 million, or $1.33 per diluted common share, for the first quarter of 2005.

                                                                   For the three months ended March 31,
                                                        ------------------------------------------------------------
                                                                  2006                              2005
                                                        --------------------------       ---------------------------
                                                            (in millions, except per diluted common share data)
Net income available to common shareholders                                 $714                              $987
Net income available to common shareholders per
   diluted common share                                                    $0.93                             $1.33
Operating earnings available to common shareholders(1)
                                                                          $1,025                              $822
Operating earnings available to common shareholders
   per diluted common share(1)                                             $1.33                             $1.11
Book value per diluted common share                                       $34.50                            $31.15
                                                                               -
Book value per diluted common share, excluding
    accumulated other comprehensive income(1)
                                                                          $33.73                            $28.23
                                                                               -

(1) Operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per diluted common share (excluding accumulated other comprehensive income) are not calculated based on generally accepted accounting principles ("GAAP"). Information regarding non-GAAP financial measures in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures section below, as well as in the tables that accompany this release.

FIRST QUARTER HIGHLIGHTS

- Earned total premiums, fees and other revenues of $7.9 billion, a 12% increase over the prior year period

- Annuity deposits in the United States reached a record $3.8 billion, an increase of 51% over the prior year period

-        Total assets increased to approximately $500 billion

-        Continued strong investment results

Operating earnings available to common shareholders for the first quarter of 2006 were $1,025 million, or $1.33 per diluted common share, compared with $822 million, or $1.11 per diluted common share, for the prior year period.

"MetLife had a very strong first quarter as operating earnings available to common shareholders reached a record $1 billion," said C. Robert Henrikson, chairman of the board, president and chief executive officer of MetLife, Inc. "During the quarter, we continued to see the benefits of the Travelers acquisition, which added to our strong and diverse product portfolio and broad distribution capabilities. Already the leader in a number of markets, MetLife is well positioned to continue growing our core businesses as we focus on meeting the needs of our customers and delivering value to shareholders."

EARNINGS GUIDANCE

In light of the company's strong performance in the first quarter of 2006 and anticipated strong results for the remainder of the year, MetLife also announced today that it is revising its previously announced full year 2006 operating earnings guidance from $4.25 to $4.50 per common share to between $4.55 and $4.75 per common share.

FIRST QUARTER SEGMENT OVERVIEW

Reconciliations of segment net income available to common shareholders to segment operating earnings available to common shareholders are provided in the tables that accompany this release.

INSTITUTIONAL BUSINESS EARNINGS UP 28%

Institutional Business operating earnings available to common shareholders in the first quarter of 2006 were $416 million, compared with $324 million in the prior year period, which includes the impact of the Travelers acquisition and favorable investment and expense results across Institutional Business.

Retirement & savings earnings increased 58% over the prior year period due in large part to the acquisition of Travelers, favorable investment results and an increase in earnings from underwriting. Group life earnings were down slightly versus the year ago period. Favorable expense results were offset by slightly lower investment earnings. Underwriting results were in line with the previous year period. Earnings in the non-medical health & other segment were up 3%, driven by favorable investment and expense results, partially offset by lower earnings from underwriting.

Non-medical health premiums, fees and other revenues increased 12% over the prior year period, reflecting continued strong growth across all product lines. Group life premiums, fees, and other revenues grew by 13% over the prior year period. Underlying business growth driven by favorable retention of existing customers was the primary driver of the increase.

INDIVIDUAL BUSINESS EARNINGS UP 27%

Individual Business operating earnings available to common shareholders were $408 million in the first quarter of 2006, compared with $321 million in the prior year period. The strong growth in the segment was due to Travelers as well as continued growth in the business. Fees for investment-type products within the annuity business increased 92% compared with the prior year period as a result of growth in the separate account assets. Annuity earnings increased 54% over the prior year period as results continued to benefit from strong investment performance and spread management. In addition, combined life earnings were up 6% due to growth in the business, partially offset by unfavorable mortality.

During the quarter, annuity deposits increased 51% over the prior year period to reach a record $3.8 billion. In addition, total first year life premiums and deposits increased nearly 50%, reflecting broader distribution resulting from the Travelers acquisition and a growing agency sales force.

AUTO & HOME EARNINGS UP 22%

Auto & Home operating earnings available to common shareholders were $93 million in the first quarter of 2006, compared with $76 million in the prior year period. Auto & Home's strong results were due to an improved combined ratio of 89.6%, which resulted from lower automobile claim frequencies, moderate auto claim severity and $9 million, net of income taxes, in favorable claim development related to prior accident years in the first quarter of 2006. Mild weather conditions in the Northeast during the first quarter contributed to the excellent claim experience.

INTERNATIONAL EARNINGS UP 10%

International operating earnings available to common shareholders were $75 million in the first quarter of 2006, compared with $68 million in the prior year period. Earnings in this segment increased due to unusually strong business performance in Asia Pacific and Latin America.

STRONG INVESTMENT PERFORMANCE

During the first quarter of 2006, MetLife's investment results continued to be strong, enhanced by sustained solid performance in corporate joint ventures. The company undertook a strategic repositioning of its investment portfolio during the quarter to take advantage of rising interest rates. This repositioning, while enhancing the portfolio, contributed to higher net realized losses, net of income taxes, of $406 million. Also included in this result were derivative losses, net of income taxes, of $164 million. The company's derivative positions provide MetLife with protection against interest rate and currency movements and the losses related to positions that do not qualify for hedge accounting.

Earnings Conference Call

MetLife will hold its first quarter 2006 earnings conference call and audio Webcast on Friday, April 28, 2006, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com

(through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 11:30 a.m. (ET) on Friday, April 28, 2006, until Friday, May 5, 2006, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 823165. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Non-GAAP and Other Financial Disclosures

MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share. Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income taxes, adjustments related to net investment gains and losses, net of income taxes, and discontinued operations other than discontinued real estate, net of income taxes, less preferred stock dividends which are recorded in Corporate & Other. Scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income taxes, and adjustments related to net investment gains and losses, net of income taxes, both of which can fluctuate significantly from period to period, and discontinued operations other than discontinued real estate, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income available to common shareholders and GAAP net income available to common shareholders per diluted common share, respectively.








                                                                         For the three months ended March 31,
                                                              -----------------------------------------------------------
                                                                         2006                            2005
                                                              ----------------------------    ---------------------------
                                                                     (in millions, except per diluted common share data)
Net income available to common shareholders                          $714           $0.93           $987           $1.33

Net investment (gains) losses, net of income taxes(1)                 406            0.53             21            0.03
Adjustments related to net investment (gains) losses,
    net of income taxes(2)                                            (95)          (0.13)          (36)           (0.05)
Discontinued operations, net of income taxes(3)                        --              --          (150)           (0.20)
                                                              ------------    ------------    -----------     -----------
Operating earnings available to common shareholders                $1,025           $1.33           $822           $1.11
                                                              ============    ============    ===========     ===========

Book value per diluted common share                                $34.50                         $31.15
Accumulated other comprehensive income per diluted common
    share                                                          (0.77)                         (2.92)
                                                              ------------                    -----------
Book value per diluted common share, excluding
    accumulated other comprehensive income                        $33.73                         $28.23
                                                              ------------                    -----------


(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $3 million and $(12) million for the three months ended March 31, 2006 and 2005, respectively, and excludes (gains) losses of $(25) million and $(16) million for the three months ended March 31, 2006 and 2005, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, include amortization of unearned revenue and deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Discontinued operations, net of income taxes, excludes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and (xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, MetLife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                      # # #

                                 MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                                  (in millions)



                                                                                   Three months ended March 31,
                                                                                ----------------------------------
                                                                                      2006               2005
                                                                                ---------------    ---------------

Premiums                                                                        $         6,428    $         5,966
Universal life and investment-type product policy fees                                    1,175                791
Net investment income                                                                     4,239              3,216
Other revenues                                                                              328                299
Net investment gains (losses)                                                              (585)               (15)
                                                                                ---------------    ---------------
                                   Total revenues                                        11,585             10,257
                                                                                ---------------    ---------------

Policyholder benefits and claims                                                          6,405              5,926
Interest credited to policyholder account balances                                        1,215                795
Policyholder dividends                                                                      421                415
Other expenses                                                                            2,498              1,971
                                                                                ---------------    ---------------
                                   Total expenses                                        10,539              9,107
                                                                                ---------------    ---------------

Income from continuing operations before provision for income taxes                       1,046              1,150
Provision for income taxes                                                                  296                350
                                                                                ---------------    ---------------
Income from continuing operations                                                           750                800
Income (loss) from discontinued operations, net of income taxes                              (3)               187
                                                                                ---------------    ---------------
Net income                                                                                  747                987
Preferred stock dividends                                                                    33                  -
                                                                                ---------------    ---------------
Net income available to common shareholders                                     $           714    $           987
                                                                                ===============    ===============


OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS RECONCILIATION
                                                                                                   ---------------
Net income available to common shareholders                                                 714                987
              Net investment gains (losses)                                                (624)               (21)
              Minority interest - net investment gains (losses)                              (2)                (9)
              Net investment gains (losses) tax provision                                   220                  9
                                                                                ---------------    ---------------
Net investment gains (losses), net of income taxes (1) (2)                                 (406)               (21)
              Adjustments related to universal life and investment -
              type product policy fees                                                       (3)                 -
              Adjustments related to policyholder benefits and dividends                    108                 70
              Adjustments related to other expenses                                          42                (15)
              Adjustments related to tax provision                                          (52)               (19)
                                                                                ---------------    ---------------
Adjustments related to net investment gains (losses), net of income taxes (3)                95                 36
Discontinued operations, net of income taxes (4)                                              -                150
                                                                                ---------------    ---------------
Operating earnings available to common shareholders                             $         1,025    $           822
                                                                                ===============    ===============




(1) Net investment gains (losses), net of income taxes, includes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations, of ($3) million and $12 million for the three months ended March 31, 2006 and 2005, respectively.

(2) Net investment gains (losses), net of income taxes, excludes gains (losses) of $25 million and $16 million for the three months ended March 31, 2006 and 2005, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(3) Adjustments related to net investment gains (losses), net of income taxes, includes amortization of unearned revenue and deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(4) Discontinued operations, net of income taxes, excludes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited
      (in millions, except per common share data or unless otherwise noted)



                                                                                           At or for the three months
                                                                                                 ended March 31,
                                                                                       ----------------------------------
                                                                                              2006              2005
                                                                                       ---------------    ---------------
Other Financial Data:

  Net income available to common shareholders                                          $           714   $           987
  Operating earnings available to common shareholders                                  $         1,025   $           822
  Total assets (billions)                                                              $         499.1   $         362.7

Individual Business Sales Data:
  Total first year life premiums and deposits                                          $           309   $           207
  Variable and Universal life first year premiums and deposits (including COLI/BOLI)   $           259   $           160
  Total annuity deposits                                                               $         3,843   $         2,540

Earnings Per Share Calculation:
  Weighted average common shares outstanding - diluted                                           768.8             739.6
  Operating earnings available to common shareholders per common share - diluted       $          1.33   $          1.11
  Net income available to common shareholders per common share - diluted               $          0.93   $          1.33



                                  MetLife, Inc.
                               Balance Sheet Data
           March 31, 2006 (Unaudited) and December 31, 2005 (Audited)
                                  (in millions)





                                                                          At March 31,    At December 31,
                                                                       ----------------------------------
                                                                             2006              2005
                                                                       ---------------    ---------------
Balance Sheet Data:
  General account assets                                               $       366,580    $       353,776
  Separate account assets                                                      132,522            127,869
                                                                       ---------------    ---------------
    Total assets                                                       $       499,102    $       481,645
                                                                       ===============    ===============

  Policyholder liabilities (including amounts of closed block)         $       262,960    $       262,371
  Short-term debt                                                                1,360              1,414
  Long-term debt                                                                 9,932              9,888
  Junior subordinated debt securities underlying common equity units             2,134              2,134
  Shares subject to mandatory redemption                                           278                278
  Other liabilities                                                             61,349             48,590
  Separate account liabilities                                                 132,522            127,869
                                                                       ---------------    ---------------
    Total liabilities                                                          470,535            452,544
                                                                       ---------------    ---------------


  Preferred stock, at par value                                                      1                  1
  Common stock, at par value                                                         8                  8
  Additional paid-in capital                                                    17,327             17,274
  Retained earnings                                                             11,579             10,865
  Treasury stock                                                                  (938)              (959)
  Accumulated other comprehensive income                                           590              1,912
                                                                       ---------------    ---------------

    Total stockholders' equity                                                  28,567             29,101
                                                                       ---------------    ---------------
    Total liabilities and stockholders' equity                         $       499,102    $       481,645
                                                                       ===============    ===============


                                  MetLife, Inc.
   Reconciliations of Net Income Available to Common Shareholders to Operating
                   Earnings Available to Common Shareholders
                                    Unaudited
                                  (in millions)

                                                                                               Three months ended March 31,
                                                                                           ------------------------------------
                                                                                                 2006                2005
                                                                                           ----------------   -----------------
Total Institutional Operations
               Net income available to common shareholders                                 $           213    $           349
               Net investment gains (losses), net of income taxes                                     (219)                 2
               Adjustments related to net investment gains (losses), net of income taxes                16                 23
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $           416    $           324
                                                                                           ===============    ===============

Institutional Operations
            Group Life
               Net income available to common shareholders                                 $            90    $            88
               Net investment gains (losses), net of income taxes                                       (2)                (9)
               Adjustments related to net investment gains (losses), net of income taxes                 1                  -
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $            91    $            97
                                                                                           ===============    ===============

            Retirement & Savings
               Net income available to common shareholders                                 $            86    $           188
               Net investment gains (losses), net of income taxes                                     (168)                12
               Adjustments related to net investment gains (losses), net of income taxes                (7)                11
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $           261    $           165
                                                                                           ===============    ===============

            Non-Medical Health & Other
               Net income available to common shareholders                                 $            37    $            73
               Net investment gains (losses), net of income taxes                                      (49)                (1)
               Adjustments related to net investment gains (losses), net of income taxes                22                 12
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $            64    $            62
                                                                                           ===============    ===============

Total Individual Operations
               Net income available to common shareholders                                 $           304    $           368
               Net investment gains (losses), net of income taxes                                     (170)                32
               Adjustments related to net investment gains (losses), net of income taxes                66                 15
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $           408    $           321
                                                                                           ===============    ===============

Individual Operations
            Traditional Life
               Net income available to common shareholders                                 $            94    $           172
               Net investment gains (losses), net of income taxes                                      (44)                45
               Adjustments related to net investment gains (losses), net of income taxes                40                 15
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $            98    $           112
                                                                                           ===============    ===============

            Variable & Universal Life
               Net income available to common shareholders                                 $            58    $            41
               Net investment gains (losses), net of income taxes                                      (25)                (8)
               Adjustments related to net investment gains (losses), net of income taxes                 9                 (2)
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $            74    $            51
                                                                                           ===============    ===============

            Annuities
               Net income available to common shareholders                                 $           141    $           150
               Net investment gains (losses), net of income taxes                                     (102)                 1
               Adjustments related to net investment gains (losses), net of income taxes                17                  2
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $           226    $           147
                                                                                           ===============    ===============

            Other
               Net income available to common shareholders                                 $            11    $             5
               Net investment gains (losses), net of income taxes                                        1                 (6)
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $            10    $            11
                                                                                           ===============    ===============

Total Auto & Home
               Net income available to common shareholders                                 $            91    $            76
               Net investment gains (losses), net of income taxes                                       (2)                 -
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $            93    $            76
                                                                                           ===============    ===============

Auto & Home
            Auto
               Net income available to common shareholders                                 $            64    $            43
               Net investment gains (losses), net of income taxes                                       (1)                 -
                                                                                           ---------------    ---------------

               Operating earnings available to common shareholders                         $            65    $            43
                                                                                           ===============    ===============



                                                                                               Three months ended March 31,
                                                                                           ------------------------------------
                                                                                                 2006                2005
                                                                                           ----------------   -----------------
            Homeowners
               Net income available to common shareholders                                 $            27    $            31
               Net investment gains (losses), net of income taxes                                       (1)                 -
                                                                                           ---------------    ---------------
               Operating earnings available to common shareholders                         $            28    $            31
                                                                                           ===============    ===============

            Other
               Net income available to common shareholders                                              $-    $             2
               Net investment gains (losses), net of income taxes                                        -                  -
                                                                                           ---------------    ---------------
               Operating earnings available to common shareholders                                      $-    $             2
                                                                                           ===============    ===============

International
               Net income available to common shareholders                                 $           104    $            76
               Net investment gains (losses), net of income taxes                                       14                  -
               Adjustments related to net investment gains (losses), net of income taxes                15                  9
               Discontinued operations, net of income taxes                                              -                 (1)
                                                                                           ---------------    ---------------
               Operating earnings available to common shareholders                         $            75    $            68
                                                                                           ===============    ===============

Reinsurance
               Net income available to common shareholders                                 $            26    $            29
               Net investment gains (losses), net of income taxes                                        4                 15
               Adjustments related to net investment gains (losses), net of income taxes                (2)               (11)
                                                                                           ---------------    ---------------
               Operating earnings available to common shareholders                         $            24    $            25
                                                                                           ===============    ===============
